Lithia & Driveway (LAD) Reports First Quarter Results
________________________________________________

Key Highlights
•Record first quarter revenues of $9.3 billion
•Used vehicle revenue increased 4.6% on a same store basis in the quarter
•Used retail GPUs increased 9%, or $133, sequentially
•Aftersales revenue increased 3.8%, gross profit increased by 5.7% and gross margin was 58.7%, a 100-basis point increase, on a same-store basis
•Driveway Finance Corporation achieved record originations of $840 million, with an 18.0% penetration rate and an average FICO score of 750 in the quarter
•First quarter diluted earnings per share of $4.28 and adjusted diluted earnings per share of $7.34
•Repurchased $259 million of shares, representing 4.0% of outstanding shares in the quarter

Medford, Oregon, April 29, 2026 - Lithia & Driveway (NYSE: LAD), the largest global automotive retailer, today reported financial results for the first quarter of 2026.

"Our team drove strong results across our platform and sequential growth in earnings, delivering higher revenues and improved GPU in used vehicles, meaningful growth in aftersales, and growing penetration in Driveway Finance," said Bryan DeBoer, President and CEO. “Capital discipline remains a key focus, and we repurchased nearly 4% of our shares at prices well below intrinsic value. Our balance sheet and diversified platform give us a durable foundation to successfully navigate any market cycle."

First Quarter 2026 Operational Summary
First quarter 2026 revenue increased 1% to $9.3 billion from $9.2 billion in the first quarter of 2025.

First quarter 2026 diluted earnings per share attributable to LAD was $4.28, a 46% decrease from $7.94 per share reported in the first quarter of 2025. After adjusting for the unrealized loss on our investment in Pinewood Technologies Group PLC and other non-core items, adjusted diluted earnings per share attributable to LAD for the first quarter of 2026 was $7.34, a 7% decrease compared to $7.93 per share in the same period of 2025.

First quarter 2026 net income was $102.0 million, a 51.7% decrease compared to net income of $211.2 million in the first quarter of 2025. After adjusting for the unrealized loss on our investment in Pinewood Technologies Group PLC and other non-core items, adjusted net income for the first quarter 2026 was $173.3 million, an 18% decrease compared to adjusted net income of $210.9 million for the same period of 2025.

The financial measures discussed in this release include both GAAP and non-GAAP measures. See “Reconciliation of Certain Non-GAAP Measures”.

Corporate Development
Stores acquired during the first quarter are expected to generate $425 million in annualized revenues.

Balance Sheet Update
LAD ended the first quarter with approximately $1.4 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.57 per share related to first quarter 2026 financial results. The dividend is expected to be paid on May 22, 2026 to shareholders of record on May 8, 2026.

During the first quarter of 2026, we repurchased approximately 942,000 shares at a weighted average price of $274.62. Under the current share repurchase authorization approximately $362.9 million remains available.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2026 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting first quarter 2026 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on Quarterly Earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on X
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Lithia & Driveway on LinkedIn
https://www.linkedin.com/company/lithia-motors/

Lithia & Driveway on YouTube
https://www.youtube.com/@Lithia_Motors/featured

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•The profitability of our strategy and growth
•Future market conditions, including anticipated vehicle and other sales, gross profit and inventory supply
•Our business strategy and plans, including our achieving our long-term financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns

•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, interest rates, tariffs, governmental actions, programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, levels of consumer debt, consumer confidence and manufacturer sales incentives, and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
All “adjusted” financial measures in this presentation are non-GAAP financial measures, as are EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. We caution you not to place undue reliance on such non-GAAP measures and to consider them together with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2026	2025	(Decrease)
Revenues:
New vehicle	$4,379.4	$4,580.4	(4.4)%
Used vehicle	3,489.4	3,250.5	7.3
Finance and insurance	359.7	364.3	(1.3)
Aftersales	1,042.9	983.1	6.1
Total revenues	9,271.4	9,178.3	1.0%
Cost of sales:
New vehicle	4,119.8	4,287.0	(3.9)
Used vehicle	3,301.7	3,061.8	7.8
Aftersales	428.2	419.1	2.2
Total cost of sales	7,849.7	7,767.9	1.1
Gross profit	1,421.7	1,410.4	0.8%

Finance operations income	21.3	12.5	70.4%

SG&A expense	1,037.4	952.7	8.9
Depreciation and amortization	69.8	63.9	9.2
Income from operations	335.8	406.3	(17.4)%
Floor plan interest expense	(55.9)	(57.1)	(2.1)
Other interest expense	(70.3)	(65.5)	7.3
Other (expense) income	(67.6)	0.8	NM
Income before income taxes	142.0	284.5	(50.1)%
Income tax expense	(40.0)	(73.3)	(45.4)
Income tax rate	28.2%	25.8%
Net income	$102.0	$211.2	(51.7)%
Net income attributable to non-controlling interests	(1.6)	(1.7)	(5.9)%
Net income attributable to LAD	$100.4	$209.5	(52.1)%

Diluted earnings per share attributable to LAD:
Net income per share	$4.28	$7.94	(46.1)%

Diluted shares outstanding	23.4	26.4	(11.4)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2026	2025	(Decrease)
Gross margin
New vehicle	5.9%	6.4%	(50)	bps
Used vehicle	5.4	5.8	(40)
Finance and insurance	100.0	100.0	—
Aftersales	58.9	57.4	150
Gross profit margin	15.3	15.4	(10)

Unit sales
New vehicle	94,787	99,503	(4.7)%
Used vehicle retail	110,151	107,326	2.6

Average selling price (excluding agency)
New vehicle	$46,878	$47,209	(0.7)%
Used vehicle retail	28,464	27,198	4.7

Average gross profit per unit
New vehicle	$2,739	$2,950	(7.2)%
Used vehicle retail	1,688	1,769	(4.6)
Finance and insurance	1,807	1,804	0.2
Total vehicle(1)	3,938	4,093	(3.8)

Revenue mix
New vehicle	47.2%	49.9%
Used vehicle	37.6	35.4
Finance and insurance, net	3.9	4.0
Aftersales	11.3	10.7

Gross Profit Mix
New vehicle	18.3%	20.8%
Used vehicle	13.2	13.4
Finance and insurance, net	25.3	25.8
Aftersales	43.2	40.0

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2026	2025	2026	2025
SG&A as a % of revenue	11.0%	10.5%	11.2%	10.4%
SG&A as a % of gross profit	71.5	68.2	73.0	67.5
Operating profit as a % of revenue	3.8	4.3	3.6	4.4
Operating profit as a % of gross profit	25.1	28.2	23.6	28.8
Pretax margin	2.5	3.1	1.5	3.1
Net profit margin	1.9	2.3	1.1	2.3
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2026	2025	(Decrease)
Revenues
New vehicle	$4,156.8	$4,474.3	(7.1)%
Used vehicle	3,302.0	3,157.4	4.6
Finance and insurance	345.2	358.7	(3.8)
Aftersales	992.1	955.8	3.8
Total revenues	8,796.1	8,946.2	(1.7)

Gross profit
New vehicle	$246.8	$287.8	(14.2)%
Used vehicle	178.8	187.3	(4.5)
Finance and insurance	345.2	358.7	(3.8)
Aftersales	582.6	551.1	5.7
Total gross profit	1,353.4	1,384.9	(2.3)

Gross margin
New vehicle	5.9%	6.4%	(50)	bps
Used vehicle	5.4	5.9	(50)
Finance and insurance	100.0	100.0	—
Aftersales	58.7	57.7	100
Gross profit margin	15.4	15.5	(10)

Unit sales
New vehicle	90,671	97,617	(7.1)%
Used vehicle retail	105,541	104,961	0.6

Average selling price (excluding agency)
New vehicle	$46,545	$47,018	(1.0)%
Used vehicle retail	28,142	27,019	4.2

Average gross profit per unit
New vehicle	$2,722	$2,949	(7.7)%
Used vehicle retail	1,680	1,795	(6.4)
Finance and insurance	1,813	1,812	0.1
Total vehicle(1)	3,928	4,116	(4.6)
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended March 31,
	2026
Key Performance by Country	Total Revenue	Total Gross Profit
United States	75.6%	80.9%
United Kingdom	21.4%	16.7%
Canada	3.0%	2.4%

	As of
	March 31,	December 31,	March 31,
Days’ Supply(1)	2026	2025	2025
New vehicle inventory	49	54	43
Used vehicle inventory	47	48	44
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended March 31,
($ in millions)	2026	% (1)	2025	% (1)
Interest and fee income	$110.5	9.0	$94.4	9.4
Interest expense	(51.6)	(4.2)	(48.1)	(4.8)
Total interest margin	$58.9	4.8	$46.3	4.6
Lease income	23.9		20.5
Lease costs	(20.2)		(16.8)
Lease income, net	3.7		3.7
Provision expense	(26.4)	(2.1)	(25.5)	(2.5)
Other financing operations expenses	(14.9)	(1.2)	(12.0)	(1.2)
Finance operations income	$21.3		$12.5

Total average managed finance receivables	$5,004.0		$4,062.1
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2026	December 31, 2025
Cash, restricted cash, and cash equivalents	$421.3	$341.8
Trade receivables, net	1,261.4	1,134.1
Inventories, net	6,193.2	6,119.6
Other current assets	275.9	262.5
Total current assets	$8,151.8	$7,858.0

Property and equipment, net	4,994.5	4,936.0
Finance receivables, net	5,012.9	4,755.1
Intangibles	5,242.0	5,254.1
Other non-current assets	2,348.5	2,304.0
Total assets	$25,749.7	$25,107.2

Floor plan notes payable	6,284.5	5,008.9
Other current liabilities	1,915.2	1,687.8
Total current liabilities	$8,199.7	$6,696.7

Long-term debt, less current maturities	6,448.8	7,274.9
Non-recourse notes payable, less current maturities	2,565.8	2,404.2
Other long-term liabilities and deferred revenue	2,125.9	2,103.0
Total liabilities	$19,340.2	$18,478.8

Equity	6,409.5	6,628.4
Total liabilities and equity	$25,749.7	$25,107.2

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three months ended March 31,
Cash flows from operating activities:	2026	2025
Net income	$102.0	$211.2
Adjustments to reconcile net income to net cash provided by operating activities	212.2	146.9
Changes in:
Inventories	(97.2)	186.4
Finance receivables	(261.2)	(179.1)
Floor plan notes payable	(65.5)	23.3
Other operating activities	1.3	(66.6)
Net cash (used in) provided by operating activities	(108.4)	322.1
Cash flows from investing activities:
Capital expenditures	(97.1)	(68.7)
Cash paid for acquisitions, net of cash acquired	(145.3)	(84.5)
Proceeds from sales of stores	—	43.2
Other investing activities	1.9	(7.1)
Net cash used in investing activities	(240.5)	(117.1)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	1,378.3	(44.0)
Net borrowings on non-recourse notes payable	160.0	254.4
Net borrowings on other debt and finance lease liabilities	(798.8)	(159.7)
Proceeds from issuance of common stock	5.8	5.6
Repurchase of common stock	(297.0)	(143.4)
Dividends paid	(12.8)	(13.9)
Other financing activity	(3.5)	(72.0)
Net cash provided by (used in) financing activities	432.0	(173.0)
Effect of exchange rate changes on cash and restricted cash	(1.7)	0.3
Change in cash, restricted cash, and cash equivalents	81.4	32.3
Cash, restricted cash, and cash equivalents at beginning of period	391.3	445.8
Cash, restricted cash, and cash equivalents at end of period	472.7	478.1

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2026	2025
As reported	$(108.4)	$322.1
Floor plan notes payable, non-trade, net(1)	1,378.3	(44.0)
Adjust: finance receivables activity	261.2	179.1
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(11.3)	(9.9)
Adjusted	$1,519.8	$447.3
(1) Includes the impact of converting inventory‑secured revolvers to floorplan facilities during the quarter, increasing net floorplan borrowings and adjusted operating cash flows $1,138.3 million.

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2026
	As reported	Investment loss	Acquisition expenses	Contract buyouts	Tax attribute	Adjusted
Selling, general and administrative	$1,037.4	$—	$(0.3)	$(20.3)	$—	$1,016.8
Operating income	335.8	—	0.3	20.3	—	356.4
Other income (expense), net	(67.6)	73.3	—	—	—	5.7

Income before income taxes	142.0	73.3	0.3	20.3	—	235.9
Income tax (provision) benefit	(40.0)	(18.6)	(0.1)	(5.1)	1.2	(62.6)
Net income	$102.0	$54.7	$0.2	$15.2	$1.2	$173.3
Net income attributable to non-controlling interests	(1.6)	—	—	—	—	(1.6)
Net income attributable to LAD	$100.4	$54.7	$0.2	$15.2	$1.2	$171.7

Diluted earnings per share attributable to LAD	$4.28	$2.34	$0.01	$0.65	$0.06	$7.34
Diluted share count	23.4

	Three Months Ended March 31, 2025
	As reported	Net gain on disposal of stores	Investment loss	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$952.7	$9.4	$—	$(0.4)	$(0.2)	$—	$961.5
Operating income	406.3	(9.4)	—	0.4	0.2	—	397.5
Other income (expense), net	0.8	—	9.7	—	—	—	10.5

Income before income taxes	284.5	(9.4)	9.7	0.4	0.2	—	285.4
Income tax (provision) benefit	(73.3)	2.4	(2.5)	(0.1)	—	(1.0)	(74.5)
Net income	$211.2	$(7.0)	$7.2	$0.3	$0.2	$(1.0)	$210.9
Net income attributable to non-controlling interests	(1.7)	—	—	—	—	—	(1.7)
Net income attributable to LAD	$209.5	$(7.0)	$7.2	$0.3	$0.2	$(1.0)	$209.2

Diluted earnings per share attributable to LAD	$7.94	$(0.25)	$0.27	$0.01	$—	$(0.04)	$7.93
Diluted share count	26.4

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2026	2025	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$102.0	$211.2	(51.7)%
Flooring interest expense	55.9	57.1	(2.1)
Other interest expense	70.3	65.5	7.3
Financing operations interest expense	51.6	48.1	7.3
Income tax expense	40.0	73.3	(45.4)
Depreciation and amortization	69.8	63.9	9.2
EBITDA	$389.6	$519.1	(24.9)%

Other adjustments:
Less: flooring interest expense	$(55.9)	$(57.1)	(2.1)
Less: financing operations interest expense	(51.6)	(48.1)	7.3
Less: used vehicle line of credit interest	(1.4)	(3.0)	(53.3)
Add: acquisition expenses	0.3	0.2	50.0
Add: loss (gain) on disposal of stores	—	(9.4)	NM
Add: investment loss (gain)(1)	73.3	9.7	NM
Add: insurance reserves	—	0.4	NM
Add: contract buyouts	20.3	—	NM
Adjusted EBITDA	$374.6	$411.8	(9.0)%
NM - not meaningful
(1) Investment losses (gains) retrospectively included in adjusted non-GAAP financial measures presented

	As of				%
	March 31,				Increase
Net Debt to Adjusted EBITDA	2026		2025		(Decrease)
Floor plan notes payable	$6,284.5		$4,904.9		28.1%
Used and service loaner vehicle inventory financing facility	3.6		968.7		(99.6)
Revolving lines of credit	1,738.8		1,558.3		11.6
Warehouse facilities	1,337.0		768.5		74.0
Non-recourse notes payable	2,634.0		2,363.7		11.4
4.625% Senior notes due 2027	400.0		400.0		—
3.875% Senior notes due 2029	800.0		800.0		—
5.500% Senior notes due 2030	600.0		—		—
4.375% Senior notes due 2031	550.0		550.0		—
Finance leases and other debt	1,156.2		1,014.6		14.0
Unamortized debt issuance costs	(26.3)		(24.1)		9.1
Total debt	$15,477.8		$13,304.6		16.3%

Less: Inventory related debt	$(6,288.1)		$(5,873.6)		7.1%
Less: Financing operations related debt	(3,971.0)		(3,132.2)		26.8
Less: Unrestricted cash and cash equivalents	(160.8)		(234.4)		(31.4)
Less: Marketable securities	(55.9)		(53.7)		4.1
Less: Availability on used vehicle and service loaner financing facilities	(0.2)		(24.3)		(99.2)
Net Debt	$5,001.8		$3,986.4		25.5%

TTM Adjusted EBITDA	$1,629.4		$1,596.5		2.1%

Net debt to Adjusted EBITDA	3.07	x	2.50	x
NM - not meaningful